                                                         Exhibit No. 28(ii)(a)



                                   FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended              September 30, 1993
                          ---------------------------------------------------

                                       OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                            (Full title of the Plan)









                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania  17604
               (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                      Page No.
                                                                       -------


Item 1.  Statements of Net Assets                                         4
         ------------------------

         September 30, 1993 and 1992


Item 2.  Statements of Changes in Plan Equity                             5-7
         ------------------------------------

         (a)  Year ended September 30, 1993
         (b)  Year ended September 30, 1992
         (c)  Year ended September 30, 1991



Notes to Financial Statements                                             8-11
- -----------------------------

Item 3.  Independent Auditors' Report                                    12
         ----------------------------

Exhibits
- --------

24.  Consent of Independent Auditors                                     14

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                 RETIREMENT SAVINGS PLAN FOR SALARIED
                                 EMPLOYEES OF ARMSTRONG WORLD INDUSTRIES, INC.



March 25, 1994                   By:      /s/E. A. Deaver
                                    ------------------------------------------
                                    E. Allen Deaver
                                    Chairman of the Retirement Committee

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                           Statements of Net Assets
                          September 30, 1993 and 1992

                                                                                           1993
                             -----------------------------------------------------------------------------------
                             Commingled    Specialized      Money      Fixed Income   Armstrong       "OTC"
                             Equity Fund   Equity Fund   Market Fund        Fund      Stock Fund   Portfolio Fd.
                             -----------   -----------   -----------   ------------   ----------   -------------
Assets:

Investments in master trust
at fair value (note 3)       $21,907,057   $38,103,999    $2,664,691   $110,188,428   $7,121,870      $1,601,565
                             -----------   -----------    ----------   ------------   ----------      ----------

  Total assets               $21,907,057   $38,103,999    $2,664,691   $110,188,428   $7,121,870      $1,601,565
                             -----------   -----------    ----------   ------------   ----------      ----------

Plan equity                  $21,907,057   $38,103,999    $2,664,691   $110,188,428   $7,121,870      $1,601,565
                             ===========   ===========    ==========   ============   ==========      ==========

                             ------------------------------------------------------------------------
                                Asset        Asset Mgr.    Asset Mgr.        Loan
                             Manager Fund   Income Fund   Growth Fund   Portfolio Fund          Total
                             ------------   -----------   -----------   --------------          -----
Assets:

Investments in master trust
at fair value (note 3)           $297,227       $85,542       $94,578       $3,512,435   $185,577,392
                                 --------       -------       -------       ----------   ------------

  Total assets                   $297,227       $85,542       $94,578       $3,512,435   $185,577,392
                                 --------       -------       -------       ----------   ------------

Plan equity                      $297,227       $85,542       $94,578       $3,512,435   $185,577,392
                                 ========       =======       =======       ==========   ============

                                                                                           1992
                             -----------------------------------------------------------------------------------
                             Commingled    Specialized      Money      Fixed Income   Armstrong       "OTC"
                             Equity Fund   Equity Fund   Market Fund        Fund      Stock Fund   Portfolio Fd.
                             -----------   -----------   -----------   ------------   ----------   -------------
Assets:

Investments in master trust
at fair value (note 3)       $19,886,879   $27,493,135    $2,800,063   $103,489,554   $4,960,888           $  --
                             -----------   -----------    ---------    ------------   ----------           -----

  Total assets               $19,886,879   $27,493,135    $2,800,063   $103,489,554   $4,960,888           $  --
                             -----------   -----------    ----------   ------------   ----------           -----

Plan equity                  $19,886,879   $27,493,135    $2,800,063   $103,489,554   $4,960,888           $  --
                             ===========   ===========    ==========   ============   ==========           =====

                             ------------------------------------------------------------------------
                                Asset        Asset Mgr.    Asset Mgr.        Loan
                             Manager Fund   Income Fund   Growth Fund   Portfolio Fund          Total
                             ------------   -----------   -----------   --------------          -----
Assets:

Investments in master trust
at fair value (note 3)              $  --         $  --         $  --       $3,547,189   $162,177,708
                                    -----         -----         -----       ----------   ------------

  Total assets                      $  --         $  --         $  --       $3,547,189   $162,177,708
                                    -----         -----         -----       ----------   ------------

Plan equity                         $  --         $  --         $  --       $3,547,189   $162,177,708
                                    =====         =====         =====       ==========   ============

See accompanying notes to financial statements.

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.
                     Statements of Changes in Plan Equity
                Years Ended September 30, 1993, 1992, and 1991

                                                                                                1993
                                     -----------------------------------------------------------------------------------
                                     Commingled    Specialized     Money       Fixed Income    Armstrong      "OTC"
                                     Equity Fund   Equity Fund   Market Fund       Fund       Stock Fund   Portfolio Fd.
                                     -----------   -----------   -----------   ------------   ----------   -------------
Plan equity at October 1, 1992       $19,886,879   $27,493,135    $2,800,063   $103,489,554   $4,960,888      $       --
                                     -----------   -----------    ----------   ------------   ----------      ----------

Increases in plan equity:
  Contributions                        1,384,117     2,551,576       171,760      4,044,086      164,903         230,659
  Dividends                              679,115     3,697,160        83,909             --      203,773         122,231
  Interest                                60,943        80,967        27,305      8,412,031        5,793           4,072

  Realized gain(loss) on
   investments (note 3)                  573,187       319,808            --             --      (23,113)           (363)
  Unrealized appreciation
   (depreciation) of investments       1,269,718     4,787,209            --             --    2,081,543         (19,487)
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                   (9,500)      (96,958)       (7,156)       259,981        7,437         (11,638)
  Loan (advances) and
   repayments, net                      (183,935)      (57,356)       (6,215)       181,848       16,858          23,420
                                        --------       -------        ------        -------       ------          ------

                                       3,773,645    11,282,406       269,603     12,897,946    2,457,194         348,894
                                       ---------    ----------       -------     ----------    ---------         -------

Decreases in plan equity:
  Benefits paid (note 4)                (719,211)   (1,188,862)     (249,513)    (5,282,177)    (162,630)             --
  Interfund transfers                 (1,034,256)      517,320      (155,462)      (916,895)    (133,582)      1,252,671
                                      ----------       -------      --------     ----------     --------       ---------

                                      (1,753,467)     (671,542)     (404,975)    (6,199,072)    (296,212)      1,252,671
                                      ----------      --------      --------     ----------     --------       ---------

Plan equity at September 30, 1993    $21,907,057   $38,103,999    $2,664,691   $110,188,428   $7,121,870      $1,601,565
                                     ===========   ===========    ==========   ============   ==========      ==========

                                     ------------------------------------------------------------------------
                                         Asset       Asset Mgr.    Asset Mgr.        Loan
                                     Manager Fund   Income Fund   Growth Fund   Portfolio Fund          Total
                                     ------------   -----------   -----------   --------------          -----
Plan equity at October 1, 1992           $     --       $    --       $    --       $3,547,189   $162,177,708
                                         --------       -------       -------       ----------   ------------

Increases in plan equity:
  Contributions                             1,055           770         2,970               --      8,551,896
  Dividends                                   458            --            --               --      4,786,646
  Interest                                     19            20            22               --      8,591,172

  Realized gain (loss) on
   investments (note 3)                        --            --            --               --        869,519
  Unrealized appreciation
   (depreciation) of investments              205           595           825               --      8,120,608
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                        --            --            --          (59,707)        82,459
  Loan (advances) and
   repayments, net                            128           124           175           24,953             --
                                              ---           ---           ---           ------             --

                                            1,865         1,509         3,992          (34,754)    31,002,300
                                            -----         -----         -----          -------     ----------

Decreases in plan equity:
  Benefits paid (note 4)                       --            --          (223)              --     (7,602,616)
  Interfund transfers                     295,362        84,033        90,809               --             --
                                          -------        ------        ------               --             --

                                          295,362        84,033        90,586               --     (7,602,616)
                                          -------        ------        ------               --     ----------

Plan equity at September 30, 1993        $297,227       $85,542       $94,578       $3,512,435   $185,577,392
                                         ========       =======       =======       ==========   ============

See accompanying notes to financial statements.
                                                                     (Continued)

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                Statements of Changes in Plan Equity, Continued

                                                                             1992
                              ----------------------------------------------------------------------------------------------------
                                Commingled    Specialized      Money      Fixed Income   Armstrong         Loan
                                Equity Fund   Equity Fund   Market Fund       Fund       Stock Fund   Portfolio Fund      Total
                                -----------   -----------   -----------       ----       ----------   --------------      -----
Plan equity at October 1,      $18,728,412   $22,868,411    $2,518,571   $ 94,446,481   $4,978,681       $3,318,457   $146,859,013
 1991                          -----------   -----------    ----------   ------------   ----------       ----------   ------------

Increases in plan equity:
  Contributions                  1,368,039     2,156,761       177,318      4,156,871      161,102               --      8,020,091
  Dividends                        736,870     3,312,128       106,509             --      191,137               --      4,346,644
  Interest                          68,311        77,739        40,178      8,799,164        7,040               --      8,992,432

  Realized gain (loss) on
   investments (note 3)            547,755       412,818            --             --      (15,536)              --        945,037
  Loan (advances) and
   repayments, net                (311,423)     (119,816)       31,222        102,779       25,620          271,618             --
                               -----------   -----------    ----------   ------------   ----------       ----------   ------------
                                 2,409,552     5,839,630       355,227     13,058,814      369,363          271,618     22,304,204
                               -----------   -----------    ----------   ------------   ----------       ----------   ------------

Decreases in plan equity:
  Unrealized appreciation
   (depreciation) of               683,621    (1,511,517)           --             --     (539,308)              --     (1,367,204)
    investments
  Transfers to other
   employee benefit plans of
   Armstrong World
    Industries, Inc.               (74,230)       (3,661)      (26,147)       (44,044)     (21,214)              --       (169,296)
  Benefits paid (note 4)          (823,104)     (894,803)      (59,799)    (3,558,349)     (70,068)         (42,886)    (5,449,009)
  Interfund transfers           (1,037,372)    1,195,075        12,211       (413,348)     243,434               --             --
                               -----------   -----------    ----------   ------------   ----------       ----------   ------------
                                (1,251,085)   (1,214,906)      (73,735)    (4,015,741)    (387,156)         (42,886)    (6,985,509)
                               -----------   -----------    ----------   ------------   ----------       ----------   ------------
Plan equity at September 30,
  1992                         $19,886,879   $27,493,135    $2,800,063   $103,489,554   $4,960,888       $3,547,189   $162,177,708
                               ===========   ===========    ==========   ============   ==========       ==========   ============

See accompanying notes to financial statements.
                                                                     (Continued)

                RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF ARMSTRONG WORLD INDUSTRIES, INC.

                Statements of Changes in Plan Equity, Continued

                                                                             1991
                              ----------------------------------------------------------------------------------------------------
                                Commingled    Specialized      Money      Fixed Income   Armstrong         Loan
                                Equity Fund   Equity Fund   Market Fund       Fund       Stock Fund   Portfolio Fund      Total
                                -----------   -----------   -----------       ----       ----------   --------------      -----
Plan equity at October 1, 1990  $15,106,558   $14,691,212    $1,868,301    $84,759,859   $3,546,766       $3,360,414   $123,333,110
                                -----------   -----------    ----------    -----------   ----------       ----------   ------------

Increases in plan equity:
  Contributions                   1,427,771     1,721,034       198,435      4,309,574      189,116               --      7,845,930
  Dividends                         553,494       908,918       149,413             --      169,492               --      1,781,317
  Interest                           49,401        49,797        56,472      8,456,577        6,045               --      8,618,292

  Realized gain (loss) on
   investments (note 3)           2,901,808     3,969,221            --             --     (150,653)              --      6,720,376
  Net unrealized appreciation
   of investments                   556,987     1,137,826            --             --    1,261,444               --      2,956,257
  Loan (advances) and
   repayments, net                 (352,458)      (95,195)      160,205       (100,610)      20,084          367,974             --
                                -----------   -----------    ----------    -----------   ----------       ----------   ------------


                                  5,137,003     7,691,601       564,525     12,665,541    1,495,528          367,974     27,922,172
                                -----------   -----------    ----------    -----------   ----------       ----------   ------------

Decreases in plan equity:
  Benefits paid (note 4)           (621,496)     (448,433)     (153,330)    (2,587,036)     (56,316)        (380,324)    (4,246,935)

  Transfers from (to) other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                             (10,696)      (20,517)       (4,814)       (88,363)       4,663          (29,607)      (149,334)

  Interfund transfers              (882,957)      954,548       243,889       (303,520)     (11,960)              --             --
                                -----------   -----------    ----------    -----------   ----------       ----------   ------------
                                 (1,515,149)      485,598        85,745     (2,978,919)     (63,613)        (409,931)    (4,396,269)
                                -----------   -----------    ----------    -----------   ----------       ----------   ------------
Plan equity at September 30,
  1991                          $18,728,412   $22,868,411    $2,518,571    $94,446,481   $4,978,681       $3,318,457   $146,859,013
                                ===========   ===========    ==========    ===========   ==========       ==========   ============

See accompanying notes to financial statements.

               RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                     OF ARMSTRONG WORLD INDUSTRIES, INC.

                        Notes to Financial Statements

(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of Presentation
          ---------------------

          The accompanying financial statements have been prepared on the accrual basis.

     (b)  Investments in Master Trust
          ---------------------------

          The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at contract value which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

          Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

          Realized gains and losses on investments are determined by the average cost method.

     (c)  Expenses
          --------

          All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------

     The Plan was established on August 1, 1983, under the name the Savings Investment Plan for Salaried Employees of Armstrong World Industries, Inc. On November 30, 1987, the Board of Directors of Armstrong amended the Plan effective February 1, 1988, to permit investments by participants in an Armstrong Common Stock Fund and to change its name to the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc.

     During the Plan year ended September 30, 1993, four investment options were added to the Plan. Effective January 1, 1993, an over-the-counter portfolio mutual fund was made available for participant investment and, effective September 1, 1993, three Asset Manager mutual funds became investment options.

     The plan is a defined contribution plan established for the purpose of providing to eligible salaried employees of Armstrong World Industries, Inc. (the Company) a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees.

     Participants may elect to make contributions to the Plan in each of the following methods:

     1. Up to 15% of their before-tax compensation, as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

     2.   Up to 10% of their after-tax compensation.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' contributions together with dividends, interest, other income, and realized and unrealized gains and losses allocated thereon.

     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to matching company contributions made through October 1, 1989, the date of discontinuance of the matching feature.

               RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                     OF ARMSTRONG WORLD INDUSTRIES, INC.

                 Notes to Financial Statements, (Continued)


(3)  Investments in Master Trust
     ---------------------------

     Through the Plan year ended September 30, 1990, assets of the Plan were held in a Master Trust administered by Wachovia Bank and Trust Co., N.A., as Trustee. Effective October 1, 1990, the Company appointed the Fidelity Management Trust Co. as the new Trustee of the Plan. The investment options offered to Plan participants by Fidelity are comparable to those which were made available by Wachovia.

     Assets in the Master Trust, administered by Fidelity, are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1993, there were 1,557 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1993, there were 2,024 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1993, there were 544 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1993, the interest rates ranged between 5.69% and 16.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1993, there were 3,278 active participants in this investment fund.

5. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1993, there were 15 active participants in this investment fund.

6. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1993, there were 20 active participants in this investment fund.

7. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1993, there were nine active participants in this investment fund.

8. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1993, there were 187 active participants in the investment fund.

               RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                     OF ARMSTRONG WORLD INDUSTRIES, INC.

                 Notes to Financial Statements, (Continued)

9. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1993, there were 2,113 active participants in this investment fund. Common stock shares held by the fund at September 30, 1993 and 1992 were 171,096 and 167,456, respectively.

10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1993, there were 1,383 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1993 and 1992:

                           September 30, 1993            September 30, 1992
                           ------------------            ------------------
    Investment                Cost     Fair Value           Cost     Fair Value
    ----------                ----     ----------           ----     ----------
Commingled equity     $ 16,777,849   $ 21,907,057   $ 16,027,389   $ 19,886,879

Specialized equity      29,954,229     38,103,999     24,130,574     27,493,135

Money market             2,664,691      2,664,691      2,800,063      2,800,063

Fixed income           110,188,428    110,188,428    103,489,554    103,489,554

Armstrong stock          5,943,263      7,121,870      5,863,824      4,960,888

OTC portfolio            1,621,052      1,601,565             --             --

Asset manager              297,022        297,227             --             --

Asset manager income        84,947         85,542             --             --

Asset manager growth        93,753         94,578             --             --

Loan portfolio           3,512,435      3,512,435      3,547,189      3,547,189
                      ------------   ------------   ------------   ------------
                      $171,137,669   $185,577,392   $155,858,593   $162,177,708
                      ============   ============   ============   ============

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1993, 1992, and 1991 are presented below:

                         Aggregate      Aggregate       Realized
                         ---------      ---------       --------
      1993                Proceeds           Cost    Gain (Loss)
      ----                --------           ----    -----------
Commingled equity      $ 3,120,551    $ 2,547,364     $  573,187

Specialized equity       3,914,772      3,594,964        319,808

Armstrong stock            432,085        455,198        (23,113)

OTC portfolio              604,721        605,084           (363)
                       -----------    -----------     ----------
                       $ 8,072,129    $ 7,202,610     $  869,519
                       ===========    ===========     ==========

      1992
      ----
Commingled equity      $ 2,463,737    $ 1,915,982     $  547,755

Specialized equity       2,348,309      1,935,491        412,818

Armstrong stock            147,651        163,187        (15,536)
                       -----------    -----------     ----------
                       $ 4,959,697    $ 4,014,660     $  945,037
                       ===========    ===========     ==========

               RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
                     OF ARMSTRONG WORLD INDUSTRIES, INC.
                 Notes to Financial Statements, (Continued)


                         Aggregate      Aggregate       Realized
                         ---------      ---------       --------
      1991                Proceeds           Cost    Gain (Loss)
      ----                --------           ----    -----------
Commingled equity      $16,927,565    $14,025,757     $2,901,808

Specialized equity      16,166,560     12,197,339      3,969,221

Armstrong stock            113,470        264,123       (150,653)
                       -----------    -----------     ----------
                       $33,207,595    $26,487,219     $6,720,376
                       ===========    ===========     ==========

(4)  Benefits
     --------

     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

     Under the rules of the Plan, the participant may borrow up to 90 percent of his account, other than amounts attributable to tax deductible contributions or amounts invested in the Armstrong Stock Fund, with the approval of the Plan Administrator. The amount of the loan is transferred to a Loan Reserve pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Retirement Savings Plan Committee in accordance with prevailing interest rates. The loans are reflected in the Loan Portfolio investment fund. Loan repayments are made by payroll deductions or in a manner agreed to by the employee and the Plan Administrator.

(5)  Obligation for Benefits
     -----------------------

     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or insurance contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an insurance contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------

     The Internal Revenue Service issued its latest determination letter on November 14, 1989, which stated that the Plan qualifies under the applicable provisions of the Internal Revenue Code and therefore is exempt from federal income taxes. The Plan has been amended to conform with current tax law changes. The amended Plan instruments will be submitted to the Internal Revenue Service for a letter of determination that the Plan continues to qualify as exempt from federal taxes. In the opinion of the Plan administrator, the Plan remains qualified under the applicable provisions of the Internal Revenue Code.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We have audited the accompanying statements of net assets of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1993 and 1992 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1993 and 1992 and the changes in its plan equity for each of the years in the three-year period ended September 30, 1993, in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK



Philadelphia, Pennsylvania
February 25, 1994

                                 EXHIBIT INDEX


24  Consent of Independent Auditors

                                                                  Exhibit No. 24

                        Consent of Independent Auditors
                        -------------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-18996 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 25, 1994, relating to the statements of net assets of the Retirement Savings Plan for Salaried Employees of Armstrong World Industries, Inc. as of September 30, 1993 and 1992 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1993, which report is included herein.

KPMG PEAT MARWICK



Philadelphia, Pennsylvania
March 22, 1994

                                   - 14 -